Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

May 17, 2018

BioDelivery Sciences International, Inc.

801 Corporate Center Drive, Suite #210

Raleigh, North Carolina 27607

Re:     Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-205483) (the “Registration Statement”) filed by BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission, among other things, shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), and shares of the Company’s preferred stock, $.001 par value per share (the “Preferred Stock”), all of which may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $150,000,000, as set forth in the Registration Statement and the prospectus contained therein and (ii) the prospectus supplement (the “Prospectus Supplement”) relating to the issue and sale pursuant to the Registration Statement of (a) 5,000 shares (the “Preferred Shares”) of Preferred Stock that the Company has designated as Series B Non-Voting Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”) and (b) the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”). The Preferred Shares and the Conversion Shares are referred to herein, collectively, as the “Securities.”

The Securities are to be issued and sold by the Company to selected investors pursuant to (i) that certain securities purchase agreement dated as of May 17, 2018 (the “SPA”), between the Company and such investors and (ii) a placement agency agreement, dated as of May 17, 2018, between the Company and the placement agent named therein (the “Placement Agency Agreement”). The Placement Agency Agreement will be filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated May 17, 2018; the form of certificate of designation of the Series B Preferred Stock (the “Certificate of Designation”) will be filed with the Commission as Exhibit 4.1 to such Current Report; and the form of SPA will be filed with the Commission as Exhibit 10.1 to such Current Report.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined a signed copy of the Registration Statement, as filed with the Commission, including the exhibits thereto, and the form of Prospectus Supplement to be filed with the Commission. We have also examined and relied upon: (i) the Placement Agency Agreement, (ii) the SPA, (iii) minutes of meetings or actions taken by written consent of the Board of Directors, including committees thereof, of the Company as provided to us by the Company, (iv) the Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, each as restated and/or amended to date, (v) the form of Certificate of Designation and (vi) such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We have assumed that the Certificate of Designation shall be filed with the Secretary of State of Delaware in the form reviewed by us.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that upon the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, Securities will be duly authorized for issuance. The Preferred Shares, when issued and paid for in accordance with the terms and conditions of the SPA, and the Conversion Shares, when issued upon the conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issue and sale of the Securities. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours

/s/ Ellenoff Grossman & Schole LLP

ELLENOFF GROSSMAN & SCHOLE LLP

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